EXHIBIT 10.10


THIS AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
--------------------------------------------------------------------------------

$2,000,000                                                       April 30, 2002
                                                             Irvine, California

                          INTERPLAY ENTERTAINMENT CORP.

                    AMENDED AND RESTATED SECURED CONVERTIBLE
                                 PROMISSORY NOTE


FOR VALUE RECEIVED, Interplay Entertainment Corp., a Delaware corporation ("PAYOR"), located at 16815 Von Karman Avenue, Irvine, California, 92606, hereby unconditionally promises to pay to the order of Warner Bros., a division of Time Warner Entertainment Company, L.P. ("PAYEE"), and its successors, endorsees, transferees, and assigns (together with Payee, "HOLDER"), the principal sum of Two Million Dollars ($2,000,000) and any unpaid accrued interest thereon, as set forth below.

This Amended and Restated Secured Convertible Promissory Note ("CONVERTIBLE NOTE") amends, restates, replaces, and supercedes for all purposes that certain Secured Convertible Promissory Note dated of even date herewith which has been cancelled by Holder and returned to Payor concurrently with the delivery of this Convertible Note.

The principal amount of this Convertible Note, and any unpaid interest accrued thereon, shall be due and payable in full on April 30, 2003 ("MATURITY DATE") in the manner provided for in SECTION 3 and SECTION 4 below, unless this Convertible Note shall have been previously converted as provided in SECTION 5 below.

1. SECURITY AGREEMENT. Payor's obligations under this Convertible Note are secured by the collateral set forth in that certain Security Agreement of even date herewith between Payee and Payor (the "SECURITY AGREEMENT"). All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Security Agreement.


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2. INTEREST. Payor agrees to pay simple interest on the unpaid principal amount hereof. Interest shall accrue from the date hereof until this Convertible Note is paid or converted in full at a rate equal to six percent (6%) per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period during which it accrues. In no event shall the interest paid hereunder, together with any other consideration paid or agreed to be paid for the use, forbearance, or detention of money advanced hereunder, exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. In the event that such a court determines that the Holder has charged, received or contracted to receive interest hereunder in excess of the highest lawful rate permissible, the interest payable hereunder shall automatically be reduced to the maximum rate permitted by law, and the Holder shall promptly refund to Payor any interest received by it in excess of the maximum lawful rate (with such reduction and refund being made first with respect to cash interest amounts paid or payable under this Convertible Note, and thereafter with respect to any other consideration received by the Holder). It is the intent hereof that Payor not pay or contract to pay, and that the Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may lawfully be paid by Payor under applicable law.

3. PAYMENT. All payments of principal, interest, and all other amounts payable in respect of this Convertible Note shall be made by wire transfer in lawful money of the United States of America in immediately available Federal funds, to an account furnished to Payor in writing for that purpose at least two (2) business days prior to the Maturity Date. Holder shall, before disposing of this Convertible Note or any part hereof, make a notation hereon of all principal and interest payments previously made hereunder and of the date to which interest hereon has been paid.

4. PREPAYMENT. The Payor shall have the privilege at any time of prepaying the outstanding principal amount and unpaid interest on this Convertible Note, in whole or in part without penalty or premium. Any such prepayment shall be applied first to interest and then to principal. The Payor will give notice ("PREPAYMENT NOTICE") of any prepayment of this Convertible Note to the Holder, not less than 30 days before the date fixed for such prepayment (each, a "PREPAYMENT DATE"). Any notice of prepayment hereunder shall specify (a) such date or approximate date, as the case may be, for prepayment, (b) the aggregate principal amount of this Convertible Note to be redeemed, and (c) the accrued interest, if any, applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Convertible Note specified in such notice, together with accrued interest thereon shall become due and payable on the prepayment date, subject to the conditions, if any, specified in the Prepayment Notice.

5. CONVERSION. All unpaid principal and all accrued and unpaid interest due under this note may be converted into shares of Payor's common stock ("COMMON STOCK") as follows:

     (a) HOLDER CONVERSION; CONVERSION PRICE; NOTICE. On the terms and subject to the conditions set forth in this Convertible Note, the Holder may, (i) upon the Maturity Date convert all or any part of the then unpaid principal amount of this Convertible Note into that number of shares of Payor's Common Stock that results from dividing the Conversion Price (as defined



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below) in effect at the date of conversion into the outstanding principal and unpaid interest amount of this Convertible Note or a specified portion thereof to be converted, and/or (ii) within the 30 day period prior to any Prepayment Date with respect to any amount proposed to be prepaid by Payor in any Prepayment Notice, convert up to the amount of principal and unpaid interest specified to be prepaid in the Prepayment Notice into that number of shares of Payor's Common Stock that results from dividing the Conversion Price in effect at the date of conversion into the portion of this Convertible Note to be converted by Payee; PROVIDED, HOWEVER, that notwithstanding any other provision of this Convertible Note to the contrary, if conversion of the entire principal amount and accrued interest under this Convertible Note would result in issuance upon conversion of this Convertible Note of more than 18,600,000 shares of Payor's Common Stock (as adjusted pursuant to Section 5(e) below, the "CONVERSION CAP"), then the portion of the principal amount and accrued interest under this Convertible Note in excess of the amount that when divided by the applicable Conversion Price yields the Conversion Cap shall not be convertible and shall be due and payable in cash upon the Maturity Date in accordance with
SECTION 3 of this Convertible Note. The "CONVERSION PRICE" initially shall be equal to the lower of (a) the amount per share which represents the five day average closing price of a share of Common Stock of Payor on the NASDAQ National Market System for the five business days immediately preceding the date of this Convertible Note, subject to adjustment as set forth in SECTIONS 5(E) AND 5(F), below ("REFERENCE PRICE"), and (b) an amount equal to the average closing price of a share of Payor's Common Stock on the NASDAQ National Market System (or any exchange or system upon which shares of the Payor's Common Stock are then primarily traded) for the five business days ending on the day prior to the date of conversion of this Convertible Note.

     (b) NOTICE OF CONVERSION. Before the Holder shall be entitled to convert this Convertible Note, the Holder shall surrender this Convertible Note, duly endorsed, to the office of the Payor or any transfer agent for the Convertible Note and shall give 10 days written notice ("HOLDER CONVERSION NOTICE") to the Payor at such office that the Holder elects to convert the same. The Holder Conversion Notice shall be executed by an authorized officer of the Payee and indicate the aggregate amount of unpaid principal of this Convertible Note and accrued interest that the Holder has elected to convert.

     (c) CONVERSION DATE. Conversion of all or part of this Convertible Note shall be deemed effective upon the date of surrender and delivery of both this Convertible Note and the corresponding Holder Conversion Notice.

     (d) MECHANICS AND EFFECT OF CONVERSION.

          (i) NO FRACTIONAL SHARES; NEW NOTE. No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Payor shall pay in cash to the Holder the value of that fractional share as determined by reference to the Conversion Price then in effect. At its expense, the Payor shall, as soon as practicable after the conversion of this Convertible Note, issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (or other securities or cash as the case may be), together with a check payable to the Holder for any cash amounts payable as described above in lieu of fractional shares. In the case of conversion by the Holder, if less than


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the entire unpaid principal amount of this Convertible Note is being converted, a new Note, of like tenor and date, shall be issued by the Payor representing the unpaid principal and interest amount of this Convertible Note after such conversion and carrying the same rights to interest (unpaid, if any, and to accrue) carried by the non-converted portion of this Convertible Note before conversion so that there will not be any loss or gain of interest thereon. Upon conversion of this Convertible Note (whether partially or in full), the Payor shall be forever released from its obligation to pay the principal amount so converted, and from its obligation to pay all accrued but previously unpaid interest on such principal amount.

          (ii) PAYMENT OF INTEREST UPON CONVERSION. In connection with any conversion hereunder, the amount converted shall first be applied to accrued but previously unpaid interest on the principal amount and then to the principal amount.

          (iii) CHARGES, TAXES AND EXPENSES. Issuance of a certificate for shares of Common Stock upon the conversion of this Convertible Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Payor, and such certificate shall be issued in the name of the Holder.

     (e) ADJUSTMENT TO REFERENCE PRICE. If the Payor should at any time or from time to time after the date of this Convertible Note ("NOTE DATE") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), and provided that such stock split, dividend or other distribution is actually effected, the Reference Price and Conversion Cap shall be appropriately decreased in proportion to such increase in the number of outstanding shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the Note Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Reference Price and Conversion Cap shall be appropriately increased in proportion to such decrease in the number of outstanding shares of Common Stock.

     (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, or Merger (as defined below) transaction provided for elsewhere in this SECTION 5), provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Convertible Note the number of shares of stock or other securities or property of the Payor or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this SECTION 5 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this
Section 5, including adjustment of the Reference Price and the number of shares issuable upon conversion of this Convertible Note, shall be applicable after that event as nearly equivalent as may be practicable.

     (g) MERGERS. In the event of a proposed merger involving Payor ("MERGER"), the Payor shall deliver to the Holder a notice setting forth the principal terms of such Merger no later


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


than 30 days before the effective date of such Merger. The terms of the Merger shall provide that after the consummation of the Merger, the Holder may convert this Convertible Note into the number of shares of stock or other securities or property which a holder of the number of shares of Payor's Common Stock deliverable upon conversion of this Convertible Note would have been entitled upon such Merger, and the surviving corporation shall be bound by the terms of this Convertible Note. Appropriate adjustment (as determined by the Payor's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including all provisions with respect to changes in and other adjustments to the Reference Price provided in Sections 5(e) and 5(f) of this Convertible Note) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Convertible Note.

     (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Reference Price provided in Sections 5(e), 5(f), and 5(g) of this Convertible Note, upon request by the Holder, the Payor at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Payor shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Reference Price in effect at the time, and (c) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Convertible Note.

     (i) NO IMPAIRMENT. The Payor will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Payor, but will at all times in good faith assist in the carrying out of all the provisions of this Section in order to protect the conversion rights of the Holder from impairment.

     (j) AUTHORIZED SHARES. At its next annual meeting of stockholders, the Payor shall take all commercially reasonable actions necessary to cause to be authorized, and shall thereafter cause a sufficient number of authorized shares of its Common Stock to be reserved for issuance upon conversion of this Convertible Note in accordance with the terms hereof. This Convertible Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Payor prior to conversion hereof.

     (k) LIMITATIONS ON CONVERSION. Notwithstanding anything to the contrary contained in this Convertible Note, this Convertible Note may not be converted, in whole or in part, into conversion shares ("CONVERSION SHARES") unless and until any then-applicable requirements of all federal and state securities laws and regulatory agencies charged with enforcing securities laws shall have been fully complied with to the satisfaction of Payor and its counsel; PROVIDED, HOWEVER, that Payor shall at all times use its best efforts to comply with such requirements. Payor may, in its reasonable discretion, condition any conversion of this Convertible Note upon the Holder's delivery to Payor of a written agreement, in form and substance satisfactory to Payor, whereby the Holder makes, at the time of conversion, such representations and warranties


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to and for the benefit of Payor as are set forth in that certain Investor
Representation Letter ("REPRESENTATION LETTER") dated of even date herewith and delivered by Payee to Payor in connection with Payor's execution and delivery to Payee of this Convertible Note, as and to the extent applicable to the issuance of the Conversion Shares upon conversion of this Convertible Note.

6. TRANSFERS.

     (a) Subject to the provisions of the Representation Letter which are incorporated herein by this reference, this Convertible Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Convertible Note with a properly executed assignment, in the form prescribed by Payor, at the principal office of Payor; PROVIDED, HOWEVER, that, except for transfers by Holder of all or any portion of this Convertible Note to any parent, subsidiary, or affiliate of Holder, this Convertible Note may not be transferred in whole or in part without the prior written consent of Payor.

     (b) Until any transfer of this Convertible Note is made in the Convertible Note register, Payor may treat the registered Holder as the absolute owner hereof for all purposes; provided, HOWEVER, that if and when this Convertible
Note is properly assigned in blank, Payor may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     (c) In the reasonable discretion of Payor, Payor may condition any transfer of all or any portion of this Convertible Note (other than a disposition satisfying the conditions set forth in clause (i) of SECTION 6(A) above) upon the transferee's delivery to Payor of a written agreement, in form and substance reasonably satisfactory to Payor, whereby the transferee (i) makes such representations and warranties to and for the benefit of Payor as are comparable to the representations and warranties of the purchaser of this Convertible Note as set forth in the Representation Letter, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this SECTION 6.

7. TRANSFER BY PAYOR. Payor may not assign, and no person may assume, any of the obligations of Payor under this Convertible Note without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion, and any attempt to do so without such consent shall be void.

8. EVENTS OF DEFAULT; REMEDIES.

     (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (i) A default in the payment of the principal of or interest on the indebtedness evidenced by this Convertible Note in accordance with the terms of this Convertible Note; or

          (ii) A material default in the performance by Payor's of its obligations under this Convertible Note (other than a default in payment, which is the subject of clause (i)), which default is not cured within 5 business days after notice thereof from Holder; or


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          (iii) A default or event of default shall occur under the Security
Agreement and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period.

     (b) ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in SUBSECTION 8(A), the indebtedness evidenced by this Convertible Note shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, the Holder at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by this Convertible Note without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Convertible Note:

          (i) The Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this Convertible Note and the Security Agreement; and

          (ii) The Holder, shall have any and all other rights and remedies that the Holder may now or hereafter possess at law, in equity, or by statute.

     (c) REMEDIES CUMULATIVE; NO WAIVER. No failure on the part of the Payee to exercise, and no delay in exercising, and no course of dealing with respect to, any right or remedy under this Convertible Note or the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Payee of any right or remedy hereunder or under the Security Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in this Convertible Note and the Security Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

9. REGISTRATION RIGHTS. All shares of Common Stock issuable upon conversion of this Convertible Note shall be "Registrable Securities" entitled to registration rights pursuant to Exhibit 1 to this Convertible Note.

10. NOTICES. Except as otherwise provided herein, each notice, request, or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt, or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

              (i)     in the case of the Payor, to it at:

                      Interplay Entertainment Corp.
                      16815 Von Karman Avenue
                      Irvine, California  92606
                      Attn:  Corporate Counsel


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                      Telephone:  (949) 553-6655
                      Facsimile:  (949) 252-2820


              (ii)    in the case of the Payee, to it at:

                      Warner Bros.
                      4000 Warner Blvd.
                      Burbank, California  91522
                      Attn:  General Counsel

                      Telephone:  (818) 954-4223
                      Facsimile:  (818) 954-4768


     Any party may change its address or facsimile number for purposes of this Section by giving notice of such change to the other Party in the manner specified above.

11. GOVERNING LAW. This Convertible Note shall be construed in accordance with and governed by the laws of the State of California without regard to California's choice of law rules, and except as otherwise required by mandatory provisions of law. The parties hereto agree than any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Convertible Note or the transactions contemplated hereby shall be brought in the United States District Court for the Central District of California or any court of the State of California sitting in Los Angeles County, California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action, or proceeding in such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. WAIVERS. Payor waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Convertible Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Convertible Note, and Payor agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Holder.

13. ATTORNEYS FEES. Payor promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Convertible Note, including, without limitation, enforcement before any court and including all appellate proceedings.


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14. SEVERABILITY. If any provision of this Convertible Note is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of this Convertible Note shall remain in full force and effect in such jurisdiction; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


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     IN WITNESS WHEREOF, Payor has executed and delivered this Convertible Note as of the day and year and at the place first written above.

                                    INTERPLAY ENTERTAINMENT CORP.,
                                    a Delaware corporation


                                    By:       /S/ JEFFREY GONZALEZ
                                            -----------------------------------
                                            Jeffrey Gonzalez
                                    Title:  Chief Financial Officer



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